UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2021 (April 10, 2021)

ACACIA RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

767 3rd Avenue, Suite 602
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

 (Registrant’s telephone number, including area code): (949) 480-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACTG	The NASDAQ Capital Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)             Dismissal of Independent Registered Public Accounting Firm

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Acacia Research Corporation (the “Company”), with the assistance of the Company’s management, conducted an auditor review and selection process in order to select the firm to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. As a result, the Audit Committee recommended to the Board the dismissal of Grant Thornton LLP (“GT”) as its independent registered public accounting firm on April 10, 2021, which decision was approved by the Board and communicated to GT on April 10, 2021.

GT’s audit reports on the Company’s consolidated financial statements for the two most recent fiscal years ended December 31, 2020 and December 31, 2019 did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2020 and December 31, 2019, respectively, and the subsequent interim period, there were no (i) “disagreements,” as such term is described in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, and the related instructions thereto (“Regulation S-K”), with GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) or reportable event(s), if not resolved to the satisfaction of GT, would have caused GT to make reference to the subject matter of the disagreement(s) or reportable event(s) in connection with its report on the Company’s consolidated financial statements for the relevant year, or (ii) “reportable events,” as such term is described in Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided GT with a copy of the disclosures it is making in this Current Report on Form 8-K (this “Current Report”) prior to the time this Current Report was filed with the Securities and Exchange Commission (the “SEC”). The Company requested that GT furnish a letter addressed to the SEC stating whether or not it agrees with the statements made in this Current Report. The Company has requested that GT provide the letter as promptly as possible so that the Company can file the letter with the SEC within ten business days after the filing of this Current Report.

(b)             Engagement of New Independent Registered Public Accounting Firm

On April 12, 2021, following the competitive auditor review and selection process described above, the Audit Committee appointed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

During the Company’s two most recent fiscal years ended December 31, 2020 and December 31, 2019, respectively, and the subsequent interim period through April 11, 2021, neither the Company nor any person on its behalf consulted with BDO with respect to either (i) the application of accounting principles to a specified transaction (either completed or proposed), or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that BDO concluded was an important factor in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as such terms are described in Items 304(a)(1)(iv) and 304(a)(1)(v) of Regulation S-K, respectively.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2021
ACACIA RESEARCH CORPORATION

	By:	/s/ Clifford Press
	Name:	Clifford Press
	Title:	Chief Executive Officer

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